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                                                                    Exhibit 99.1

     DYNACQ INTERNATIONAL REPORTS CONTINUED STRONG GROWTH IN SECOND QUARTER
                            Fiscal Year 2003 Results

HOUSTON-- (BUSINESS WIRE)--April 14, 2003--Dynacq International Inc. (Nasdaq:DYII - News) today reported growth in overall financial performance in the second quarter ended February 28, 2003 for fiscal year 2003. Net revenues increased to $21,128,000 from $14,965,000, or 41%, from the corresponding prior year quarter. Basic earnings per share increased to $0.28 from $0.24, or 17%, and fully diluted earnings per share increased to $0.27 from $0.24, or 13%, from the corresponding prior year quarter.

During the second quarter of Fiscal 2003, Dynacq has maintained steady financial growth comparable to the first quarter of 2003. Dynacq's flagship facility, the Vista Hospital in Pasadena, Texas continued its growth performance in the second quarter ending February 28, 2003 for fiscal year 2003. Net operating revenue at Vista Hospital increased to $19,809,000 from $14,392,000, or 38%, from the corresponding prior year quarter, and increased from $16,981,000, or 17%, from the first quarter for fiscal year 2003.

Dynacq's new hospital in Baton Rouge, Louisiana, was operational for about five weeks of the quarter with operating revenue of $584,000 versus $2,219,000 in start-up and operating expenses for the quarter. As anticipated revenue flow begins to exceed the expenses, the Company expects this hospital to positively impact future earnings.

Comparing six months ended February 28, 2003 to the same period in 2002, net revenues increased 36% to $39,061,000 from $28,713,000 for the corresponding prior year period. Basic earnings per share, before cumulative effect of a change in accounting principle, increased 19% to $0.56 from $0.47 and fully diluted earnings per share increased 15% to $0.54 from $0.47 for the corresponding prior year period. During the first quarter of Fiscal 2003, Dynacq recorded a one-time gain of $528,000, net of tax, related to a write-off of negative goodwill associated with the adoption of SFAS 142, Goodwill and Other Intangible Assets, as a cumulative effect of a change in accounting principle. The basic and diluted earnings per share after this one-time gain for the six months ended February 28, 2003 were $0.60 and $0.57, respectively.

Dynacq Chairman and CEO, Chiu M. Chan said, "The continued strong growth of our Houston facilities combined with the start-up of our new hospital in Baton Rouge, Louisiana reflects the ongoing success of our management and clinical teams in implementing our strategic growth plan."

"I am also pleased to announce the plans for a new Surgical Hospital in Slidell, Louisiana. A Dynacq subsidiary purchased land in Slidell in February of 2003, and a partnership with physicians has been formed. Construction planning and compliance with Louisiana state regulations has begun," Chan added.

Dynacq International Inc. (www.dynacq.com) provides surgical healthcare services and related ancillary services through surgical hospital facilities and outpatient surgical centers. Dynacq specializes in creating surgical facilities that are models of quality patient care, efficiency, technology, clinical skills and profitability.

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Summarized selected financial data:


                                                Three months ended           Six months ended
                                                   February 28,                 February 28,
                                                ------------------           ----------------
                                               2003           2002           2003           2002
                                               ----           ----           ----           ----

Operating Data:

Net patient service revenue                $ 21,127,507   $ 14,964,580   $ 39,061,433   $ 28,712,539
Operating expenses                           13,134,832      9,144,671     23,575,906     17,259,067
                                           ------------   ------------   ------------   ------------
Operating income                              7,992,675      5,819,909     15,485,527     11,453,472
Other income, net                               118,981         61,081        256,738        161,332

Minority interest                            (1,084,595)      (506,634)    (1,828,102)    (1,037,266)

Income tax provision                         (2,845,566)    (1,832,329)    (5,547,002)    (3,657,896)

Cumulative effect of a change in
   accounting principle, net of tax                   -              -        528,153              -
                                           ------------   ------------   ------------   ------------
Net income                                 $  4,181,495   $  3,542,027   $  8,895,314   $  6,919,642
                                           ============   ============   ============   ============

Basic earnings per common share:
     Income before cumulative effect of
       a change in accounting principle    $       0.28   $       0.24   $       0.56   $       0.47
     Cumulative effect of a change in
       accounting principle                           -              -           0.04              -
                                           ------------   ------------   ------------   ------------
                                           $       0.28   $       0.24   $       0.60   $       0.47
                                           ============   ============   ============   ============
Diluted earnings per common share:
     Income before cumulative effect of
       a change in accounting principle    $       0.27   $       0.24   $       0.54   $       0.47
     Cumulative effect of a change in
       accounting principle                           -              -           0.03              -
                                           ------------   ------------   ------------   ------------
                                           $       0.27   $       0.24   $       0.57   $       0.47
                                           ============   ============   ============   ============

Weighted average

    common shares (basic)                    14,871,621     14,781,959     14,853,439     14,781,959
Weighted average

    common shares (diluted)                  15,634,609     14,811,651     15,598,822     14,811,651

Statement of Cash Flows Data:

Cash provided by operating activities                                    $ 11,867,186   $  6,332,918
Cash used by investing activities                                         (15,105,118)    (2,492,868)
Cash provided (used) by financing activities                                  585,891     (2,549,988)

                                                                          February 28,    August 31,
                                                                             2003           2002
                                                                         ------------   ------------
Balance Sheet Data:

Cash and cash equivalents                                                $  4,931,715   $  7,583,756
Accounts receivable, net                                                   26,248,934     24,340,971
Other current assets                                                        3,250,449      1,679,555
Property and equipment, net                                                30,982,893     16,715,425
Other assets                                                                  796,673        758,914
                                                                         ------------   ------------
Total assets                                                             $ 66,210,664   $ 51,078,621
                                                                         ------------   ------------
Current liabilities                                                      $  7,580,870   $  3,111,015
Other liabilities                                                           4,721,476      3,399,233
Total stockholders' equity                                                 53,908,318     44,568,373
                                                                         ------------   ------------
Total liabilities and stockholders' equity                               $ 66,210,664   $ 51,078,621
                                                                         ============   ============
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Certain statements contained in this press release may constitute
"forward-looking statements" within the meaning of the Private Securities
Litigation Reform Act of 1995. These statements include, without limitation,
Dynacq's ability to continue growing, the Baton Rouge hospital to positively impact future earnings, continued strong growth of our Houston facilities, starting construction of its new hospital in Slidell, continued successful partnership with physicians, and Dynacq's ability to continue to provide high quality healthcare services and facilities. Although the Company believes its expectations are based on reasonable assumptions within the bounds of its knowledge of its business and operations, there can be no assurance that actual results will not differ materially from its expectations. Such forward-looking statements involve a number of known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the
Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. More detailed information about factors that may cause actual results to materially differ is contained in the Company's filings with the Securities and Exchange
Commission. The words "looking forward," "believe," "expect," "likely" and similar expressions identify forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date that such statements were made. The Company undertakes no obligation to update any forward-looking statements contained in this press release.

----------------
Contact:

     Dynacq International Inc., Houston
     Emily D. Rodgers, 713/378-3092
     Fax: 713/378-3166
     emily@dynacq.com